CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 14, 1997, accompanying the consolidated financial statements of AMETECH, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



                                   /s/ Grant Thornton LLP


                                   GRANT THORNTON LLP



Oklahoma City, Oklahoma
February 14, 1997